Exhibit (11)

            OWENS-CORNING FIBERGLAS CORPORATION AND SUBSIDIARIES

                      COMPUTATION OF PER SHARE EARNINGS


                                                  Quarter Ended
                                                    March 31,
                                                 1994        1993
                                                 ----        ----
                                             (In millions of dollars,
                                                 except share data)


Primary:
- - -------

Net Income (Loss)                               $     18    $     17
                                                ========    ========

Weighted average number of shares
  outstanding (thousands)                         43,174      42,524
Weighted average common equivalent
  shares (thousands):
    Deferred awards                                   25         313
    Stock options using average
     market price                                    591         553
                                               ---------   ---------
Primary weighted average number of
  common shares outstanding and
  common equivalent shares (thousands)            43,790      43,390
                                                ========    ========


Primary per share amount                        $    .41    $    .40
                                                ========    ========



Fully Diluted:
- - -------------

Net Income (Loss)                               $     20    $     19
                                                ========    ========

Weighted average number of shares
  outstanding (thousands)                         43,174      42,524
Weighted average common equivalent
  shares (thousands):
    Deferred awards                                   25         313
    Stock options using the higher
      of average market price or
      market price at end of period                  604         584
Shares from assumed conversion of debt             5,798       5,798
                                               ---------   ---------
Fully diluted weighted average number
  of common shares outstanding and
  common equivalent shares (thousands)            49,601      49,219
                                                ========    ========


Fully diluted per share amount                  $    .40     $   .40
                                                ========    ========